Exhibit 99.1

PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.08

SEATTLE, WASHINGTON — November 10, 2003 — Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.08 per share, payable on December 15, 2003 to shareholders of record as of December 1, 2003.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 169 offices and 13 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.